EAB HAUPPAUGE BRANCH
730 Veteran's Memorial Highway
Hauppauge NY 11788
Phone: 516-360-7110
Fax: 516-360-7112

     International Smart Sourcing, Inc.                         December 1, 1999
     320 Broad Hollow Road
     Farmingdale, NY 1 1735

      Re:     $1,250,000 borrowing base line of credit
              $500,000 term loan line

     Gentlemen:

               European American Bank ("EAB") is pleased to advise you it holds available for International Smart Sourcing, Inc. (the "Borrower"), a corporation organized and in good standing under the laws of the State of New York, (I) a borrowing base line of credit (the "Line") in the amount of $1,250,000 and (ii) a $500,000 term loan line (the "Term Loan Line"; together with the Line being collectively, the "Credit Faculties"), subject to the following terms and conditions:

               1.      DESCRIPTION OF THE LINE:
                       -----------------------

                       Loans provided under the Line shall be evidenced by EAB's standard Master Note (the "Note") in the amount of $1,250,000, which Note shall bear interest at a rate equal to 1/4% in excess of EAB's Prime Rate (the rate of interest stated by EAB to be its Prime Rate in effect from time to time and adjusted when said Prime Rate changes) computed on the basis of actual days elapsed in a 360 day year.

                       Interest on the unpaid principal balance of the Note from time to time outstanding shall be payable monthly in arrears commencing on the first day of the month following the date of the first advance under the Note. Any advance under the Line made by EAB in its discretion shall be in an amount not less than $50,000 and the Borrower may prepay, in part or in full, AT ANY TIME any loans outstanding under the Line in increments of not less than $50,000 without premium or penalty.

                       Notwithstanding any provisions herein to the contrary, the maximum availability under the Credit Facilities shall not exceed an amount determined with application to the following borrowing base formula (the "Formula"):

                       The sum of (i) eighty percent (80%) of the borrower's "Eligible Accounts Receivable", that is, all accounts of the Borrower dated not more than ninety (90) days from their respective invoice dates, excluding those accounts deemed ineligible by EAB in its soles reasonable discretion; and (ii) the lesser of fifty percent (50%) of the sum of Borrower's "Eligible Inventory" or $500,000 (the "Formula"). In addition, if fifty percent (50%) of an account is dated more than Ninety (90) days then the entire amount shall be deemed ineligible. Terms used in this paragraph shall have the meaning given to such terms in the Borrowing Base Certificate, Identified herein. The aggregate of all advances and loans under the Line shall at no time exceed the availability under the Formula and the Borrower shall pay to EAB promptly after demand such amounts as may be necessary from time to time to reduce the aggregate of all such loans and advances to an amount below the availability under the Formula.

               2.      Description of the Term Loan Line:
                       ---------------------------------

                       Availability under the Term Loan Line shall be for term loans from EAB or WASCO Funding Corp. ("WASCO"), EAB's subsidiary.

                       Term Loans provided under the Term Loan Line shall be evidenced by EAB's standard Commercial Note in the amount of each term loan thereunder and shall bear interest, payable monthly in arrears, at a rate equal to l~2% in excess of EAB's Prime Rate computed on the basis of actual days elapsed in a 360 day year. Each term loan provided under the Term Loan Line shall mature five (5) years after its closing and shall be repayable in sixty (60) equal, consecutive monthly installments of principal and interest.

  The  purpose  of the Term Loan Line  shall be to  finance equipment purchases.


                       The Borrower acknowledges and agrees that the Credit Facilities are uncommitted and requests for advances or EXTENSIONS OF CREDIT THEREUNDER SHALL BE APPROVED IN THE DISCRETION OF EAB, WHICH MAY REFUSE TO MAKE AN EXTENSION of credit under the Credit Facilities at any time without prior notice to the Borrower, and that the performance or compliance by the Borrower of the agreements contained in this letter, or in any other document or agreement evidencing or securing such advances or extensions of credit, shall not obligate EAB to make an advance or provide an extension of credit thereunder.

                       Subject to the terms and conditions hereof, the Credit Facilities shall be available until June 30, 2000.

               3.      Guarantors:

                       Repayment of all loans, extensions of credit and financial accommodations provided under the Credit Facilities together with interest and costs thereon shall be guaranteed, by Electronic Hardware Corp, ("Electronic"), International Smart Sourcing Corp. ("International',) and Compact Disk Packaging Corp. ("Compact") (the "Corporate Guarantors") pursuant to EAB's standard Guarantee of All Liability.

                       Repayment of all term loans, extensions of credit and financial accommodations provided under the Term Loan Line together with interest and costs thereon shall be guaranteed, by Andrew L. Franzone, Sr., Harry Goodman and David L. Kassel (collectively, the "Individual Guarantors") pursuant to EAB's standard Guarantee of All Liability.

             4. Purpose of the Line:

                       The purpose of the Line shall be to provide working capital support for all inventory and accounts.

             5.      Security for the Credit Facilities:

                       The Credit Facilities shall be secured by a first priority security interest in all inventory and accounts of the Borrower and the Corporate Guarantors pursuant to EAB's standard General Security Agreement and duly filed UCC-I Financing Statements

                       In addition, the Credit Facilities shall also be secured by the pledge and assignment of an EAB issued certificate of deposit in the amount of $1,000,000 or such other liquid collateral as shall be acceptable to EAB in its sole discretion, pursuant to EAB's standard Assignment and Security Agreement.

                       The Term Loan Line shall be secured by a first priority interest in all equipment that is financed by EAB pursuant to EAB's General Security Agreement and duly filed UCC-1 Financing Statements.

             6.          Conditions Precedent:

                       Prior to the Borrower's initial request for an advance under the Credit Facilities:

                        a.    It shall have provided to EAB:

                                (I)      A copy of the resolutions passed by the
Borrower's Board of Directors certified by its Secretary as being in full force and effect authorizing the borrowing described herein and the execution of all documents and agreements required by EAB to evidence and secure the Credit Facilities; and

                                (ii)     A certified copy of the certificate  of
 incorporation of the Borrower.

                       b. EAB shall have conducted a field audit of the Borrower's Books and records, at the Borrower's sole cost and expense, which audit shall reveal no materially adverse facts or circumstances not currently known by EAB.

                        c. EAB shall have conducted favorable litigation and lien, trade and bank checkings of the Borrower.

               7.      FINANCIAL REPORTING:

                       The Borrower shall provide to EAB:

                               (i) As soon as available, but in any event within
     one hundred twenty (120)days after the last day of each fiscal year, the consolidated and consolidating 10K report of the Borrower and the Corporate Guarantors,filed or to be filed with the Securities and Exchange Commission, which shall include statements of income and retained earnings and cash flows for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied,in reasonable detail, such statements to be audited by a firm of independent certified public accountants satisfactory to EAB.

                                (ii)     As soon as  available, but in any event
       within sixty(60)days after the end of each of the Borrower's first three fiscal quarters, the 10Q reports filed or to be filed with the Securities and Exchange Commission.

                                Each of the financial  statements  specified  in
      Sections (i) and (ii) above shall be accompanied by a certificate signed by the president or chief financial officer of the Borrower to the effect that such statements fairly present the financial condition of the Borrower and the Corporate Guarantors as of the statement date and results of the operations of the Borrower and the Corporate Guarantors for the period(s) then ended in accordance with generall accepted accounting principles consistently applied.

                                (iii) As  soon as available, but  in  any  event
      within fifteen (15) days after the end of each calendar month, a schedule of accounts receivable aged to show the number of days each such account has been outstanding from its invoice date, in form atisfactory to EAB and accompanied by a Statement signed by the Borrower's president or chief financial officer to the effect that such statement is true, correct and complete.

                                (iv) As soon as  available,  but  in  any  event
       within fifteen (15) days after the end of each calend a month, a "Borrowing Base Certificate", in form satisfactory to EAB.

                                (v) Within one hundred  twenty  (120) days after
      the last day of each calendar year, the personal financial statement of each Guarantor, on EAB's standard form.

                                (vi)  Such   other   financial   or   additional
    information as EAB may from time to time request.

              8.        SPECIAL REQUIREMENTS:

                       a. The Borrower agrees to maintain on a consolidated and consolidating basis at all times:

                                (I) a capital base (the sum of capital  surplus,
earned surplus, capital stock and such other items as are allowable under generally accepted accounting principles and subordinated liabilities minus deferred charges, intangibles, receivables due from stockholders, officers or affiliates and treasury stock) in an amount not less than $3,400,000 at December 31, 1999.

                                (ii)     a maximum  leverage ratio (the ratio of
 total  unsubordinated  liabilities to capital base) of not greater than 1.00 to
 1.0 at December 31, 1999

                       b. The Borrower shall maintain hazard insurance on its inventory with a financially sound and reputable insurance company in such amounts as are necessary to cover not less than the replacement cost of such inventory and covering such risks as are usually carried by companies engaged in the same or similar business which insurance policy shall be endorsed to name EAB lender loss payee.

                       C. The Borrower agrees that EAB or its designee shall be permitted access to its premises to conduct a field examination of the Borrower's books and records and its operations, at the Borrower's sole cost and expense but not more frequently than once in any twelve month period.

                       d. The Borrower shall maintain, to the satisfaction of EAB, its, primary account relationship with EAB.

                       e. EAB agrees to release the $1,000,000 certificate of deposit described in paragraph 5 hereof at such time as the Borrower delivers to EAB either audited fiscal year end or interim financial statements which evidence, in the sole reasonable determination of EAB, a year to date net operating profit of $100,000.

               9.      ACCEPTANCE:

                  If the foregoing is acceptable, please so indicate by signing and returning this letter before December 14, 1999, the date this letter will otherwise expire, unless extended in writing by EAB.

                                                               Very truly yours,

                                                          EUROPEAN AMERICAN BANK

                                                                  Jason A. Quinn
                                                        Assistant Vice President
                                                                Robert Stratford
                                                            Group Vice President

Agreed and Accepted this day of December, 1999

INTERNATIONAL SMART SOURCING, INC.

By: